       As filed with the Securities and Exchange Commission on May 8, 1996

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                              CALIBER SYSTEM, INC.
               (Exact name of registrant as specified in charter)

              Ohio                                      34-1365496
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                   3560 West Market Street, Akron, Ohio 44333
   (Address, including ZIP Code, of registrant's principal executive offices)


                     1996 EQUITY INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)


                                DOUGLAS A. WILSON
                  Senior Vice President - Finance and Planning,
                      Secretary and Chief Financial Officer
                              Caliber System, Inc.
                             3560 West Market Street
                                Akron, Ohio 44333
                                 (330) 665-5646
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of securities            Amount           Proposed maximum           Proposed maximum         Amount of
     to be                      to be            offering price                aggregate          registration
   registered               registered(1)         per share(2)             offering price(2)         fee(2)
- ----------------------------------------------------------------------------------------------------------------
Shares of Common
Stock without par             200,000               38.875                     7,775,000              2,681.03
value

(1) The total number of shares of common stock reserved and available for distribution. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The registration fee has been calculated in accordance with Rule 457(h) based on the average of the high and low prices of the common stock without par value reported on the New York Stock Exchange on May 6, 1996, which average was 38.875.

                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

          (1) Annual Report of the Company on Form 10-K for the year ended December 31, 1995;

          (2) Quarterly Report of the Company on Form 10-Q for the quarter ended March 23, 1996;

          (3) Current Report of the Company on Form 8-K dated January 18, 1996; and

          (4) The description of the Company's common stock without par value contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments and reports filed for the purpose of updating that description.

         All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this post-effective amendment to registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. (Securities to be offered are registered under Section 12 of the Exchange Act.)


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations concerning indemnification of officers, directors and other persons.

         Article IV of the Company's Restated Amended Code of Regulations provides, in relevant part, as follows:

                  "The Company shall indemnify each present and future director and officer of the Company, and each person who at the request of or at the insistence of the Company is now serving or hereafter serves as a director or officer of any other corporation, against any costs and expenses which may be imposed on or reasonably incurred by him in connection with any claim, suit, or proceeding (whether brought by the Company, such corporation, a receiver, a trustee, one or more shareholders or creditors, any governmental body, any public official, any private person, or any other corporation) hereafter made or instituted in which he may be involved by reason of his being or having been a director or officer of the Company or of any other corporation in which he served or serves as a director or officer at the request of or at the instance of the Company (whether or not he continues to be a director or officer at the time of imposition of such costs or incurring of such expense), such costs and expenses to include the cost to such director or officer of reasonable settlements (other than amounts paid to the Company itself or to such other corporation served at the request of or at the instance of the Company). The Company shall not, however, indemnify such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to be liable because of dereliction in the performance of his duties as such director or officer, or (except with the approval of a court of competent jurisdiction, a disinterested majority of the Board of Directors, or any committee or group of persons to whom the question may be referred by the Board) with respect to any matter on which a settlement is effected if the amount paid by the director or officer in such settlement shall substantially exceed the expenses which might reasonably be incurred by him after the date of settlement in conducting litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any person concerned may be entitled as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person."

         In addition, the Company maintains directors' and officers' reimbursement and liability insurance. The risks covered by such policies include certain liabilities under the securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Second Amended Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

         4.2 Restated Amended Code of Regulations of the Company effective May 10, 1989 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

         4.3      1996 Equity Incentive Compensation Plan.

         5        Opinion of Counsel.

         23       Consent of Independent Auditors.
                  (Consent of Counsel included in Exhibit 5).

         24       Powers of Attorney.

ITEM. 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THIS 8th DAY OF MAY 1996.

                                CALIBER SYSTEM, INC.

                        By:      /s/ Douglas A. Wilson
                                 --------------------------------------------
                        Name:    Douglas A. Wilson
                        Title:   Senior Vice President - Finance and Planning,
                                 Secretary and Chief Financial Officer

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



    Signature                                                            Title                                      Date
    ---------                                                            -----                                      ----

*   Daniel J. Sullivan                                 Chairman, Chief Executive
    ------------------------------------               Officer, President and
    Daniel J. Sullivan                                 Director (Principal
                                                       Executive Officer)                                       May   , 1996



    /s/  Douglas A. Wilson                             Senior Vice President-                                   May  8, 1996
    ------------------------------------               Finance and Planning,
    Douglas A. Wilson                                  Secretary and Chief
                                                       Financial Officer
                                                       (Principal Financial
                                                       Officer)



*   Kathryn W. Dindo                                   Vice President and                                       May   , 1996
    ------------------------------------               Controller
    Kathryn W. Dindo                                   (Principal Accounting
                                                       Officer)



*   George B. Beitzel                                  Director                                                 May   , 1996
    ------------------------------------
    George B. Beitzel


*   Richard A. Chenoweth                               Director                                                 May   , 1996
    ------------------------------------
    Richard A. Chenoweth


*   Norman C. Harbert                                  Director                                                 May   , 1996
    ------------------------------------
    Norman C. Harbert


                                                       Director                                                 May   , 1996
    ------------------------------------
    Harry L. Kavetas


*   Charles R. Longsworth                              Director                                                 May   , 1996
    ------------------------------------
    Charles R. Longsworth


*   G. James Roush                                     Director                                                 May   , 1996
    ------------------------------------
    G. James Roush


*   H. Mitchell Watson, Jr.                            Director                                                 May   , 1996
    ------------------------------------
    H. Mitchell Watson, Jr.



          *This registration statement has been signed on behalf of the above officers and directors by Douglas A. Wilson, Senior Vice President - Finance and Planning, Secretary and Chief Financial Officer of the Company, as attorney-in-fact pursuant to powers of attorney filed as Exhibit 24 to this registration statement.



DATED:  May 8, 1996                      By:  /s/ Douglas A. Wilson
                                            -----------------------------------
                                            Douglas A. Wilson, Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                                                             Pagination by
                                                                                                              sequential
                                                        Exhibit                                                numbering
   Exhibit                                            Description                                               system
   Number                                             -----------                                               ------
   ------
   4.1          Second Amended Articles  of Incorporation of the Company (filed as
                Exhibit 3.1 to the Company's Annual Report on Form 10-K for the
                year ended December 31, 1995, and incorporated herein by
                reference).

   4.2          Restated Amended Code of Regulations of the Company effective May
                10, 1989 (filed as Exhibit 3.2 to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

   4.3          1996 Equity Incentive Compensation Plan.

   5            Opinion of Counsel.

   23           Consent of Independent Auditors.

   24           Powers of Attorney.








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